Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT CANACCORD ADAMS INVESTOR CONFERENCE

RUTLAND, VERMONT (August 2, 2007) — Casella Waste Systems, Inc. (Nasdaq: CWST) announced today that the company’s management will be presenting at the 27th Annual Canaccord Adams Global Growth Conference on Thursday, August 9, 2007.

The company’s presentation to investors is scheduled for 9:30 a.m.; the Canaccord Adams conference is being held at the InterContinental hotel Boston.

The company indicated that, although this presentation is not expected to include any material non-public information, the presentation will be made available to all investors on the company’s website: http://www.casella.com. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investor Relations section of the company’s website.  In addition, the presentations will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Ned Coletta, director of investor relations at (802) 775-0325, or visit the company’s website at http://www.casella.com.

08/02/07